Exhibit 10(c)
HARRIS CORPORATION
2005 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT
TERMS AND CONDITIONS
(AS OF JULY 3, 2010)
     1. Stock Option — Terms and Conditions. Under and subject to the provisions of the Harris Corporation 2005 Equity Incentive Plan (As Amended and Restated Effective August 27, 2010, and as may be further amended from time to time, the “Plan”) and upon the terms and conditions set forth herein (these “Terms and Conditions”), Harris Corporation (the “Corporation”) has granted to the employee receiving these Terms and Conditions (the “Employee”) a Non-Qualified Stock Option (the “Option”) to purchase such number of shares of common stock, $1.00 par value per share (the “Common Stock”), of the Corporation at such designated exercise price per share as set forth in the Award Letter (as defined below) from the Corporation to the Employee. Such grant is subject to the following Terms and Conditions (these Terms and Conditions, together with the Corporation’s letter to the Employee specifying the number of shares issuable upon exercise of the Option, the exercise price and certain other terms (the “Award Letter”), are referred to as the “Agreement”).
          (a) Except as set forth in Sections 1(e), 2(b), 2(c) and 2(d), the Option shall not be exercisable to any extent until and unless the Employee shall have remained continuously in the employ of the Corporation until the Option shall become exercisable. The grant of the Option shall not limit or restrict the Corporation’s rights to terminate the Employee’s employment.
          (b) During the lifetime of the Employee, the Option shall be exercisable only by the Employee, and, except as otherwise set forth in Section 2, only while the Employee continues as an Employee of the Corporation.
          (c) Notwithstanding any other provision of these Terms and Conditions and the Agreement, the Option shall expire no later than ten years from the grant date (the “Expiration Date”), and shall not be exercisable thereafter.
          (d) Except as otherwise provided in the Award Letter, the Option shall vest and become exercisable as to the following shares issuable upon exercise of the Option:
               (i) After the end of one year from the grant date and prior to the end of two years from the grant date, not more than one-third of the aggregate shares issuable upon exercise of the Option;
               (ii) After the end of two years from the grant date and prior to the end of three years from the grant date, not more than two-thirds of the aggregate shares issuable upon exercise of the Option; and
               (iii) After the end of three years from the grant date, all shares issuable upon exercise of the Option.
          (e) Upon a Change in Control of the Corporation as defined in Section 11.1 of the Plan, any outstanding Option shall immediately become fully vested and exercisable.

     2. Termination of Employment.
          (a) Termination of Employment. In the event of termination of employment with the Corporation other than as a result of circumstances described in Sections 2(b), 2(c), 2(d), and 2(e) below, the Option, whether exercisable or not, shall terminate immediately upon termination of employment.
          (b) Death. Notwithstanding Section 1(d), in the event of the death of the Employee (x) while employed by the Corporation, (y) following the Employee’s cessation of employment with the Corporation due to permanent disability of the Employee while employed by the Corporation, or (z) following the retirement of the Employee if the retirement occurred after the Employee reached age 62 and had ten or more years of full-time service with the Corporation, the Option shall immediately become fully vested and exercisable, and may be exercised by the Employee’s Beneficiary (as defined in Section 4) but only until the earlier of (i) the date that is twelve (12) months following the date of death of the Employee or (ii) the Expiration Date. In the event of the death of the Employee following termination of or cessation of employment with the Corporation, unless the first sentence of this Section 2(b) is applicable, the Option may be exercised by the Employee’s Beneficiary but only until the earlier of (i) the date that is twelve (12) months following the date of death of the Employee or (ii) the Expiration Date, and only to the extent that the Option was exercisable on the day immediately prior to the date of the Employee’s death.
          (c) Disability. In the event of cessation of employment with the Corporation due to permanent disability of the Employee (as determined by the Corporation) while employed by the Corporation, unless the first sentence of Section 2(b) becomes applicable, the Option shall immediately become fully vested and exercisable and may be exercised by the Employee until the Expiration Date.
          (d) Retirement. In the event of retirement of the Employee, the Option may, if the retirement occurs after the Employee has reached age 55 and has ten or more years of full-time service with the Corporation, be exercised by the Employee until the Expiration Date, but only to the extent that the Option was vested and exercisable at the date of such retirement. In the event of retirement of the Employee, the Option may, if the retirement occurs after the Employee has reached age 62 and has ten or more years of full-time service with the Corporation, unless the first sentence of Section 2(b) becomes applicable, be exercised by the Employee until the Expiration Date and shall continue to vest and become exercisable after such retirement according to the schedule set forth in Section 1(d).
          (e) Involuntary or Voluntary Termination. In the event of termination of employment of the Employee by the Corporation other than for Misconduct, the Option may be exercised by the Employee but only until the earlier of (i) the date that is ninety (90) days following such termination of employment or (ii) the Expiration Date, and only to the extent that the Option was vested and exercisable at the date of such termination of employment. In the event of termination of employment of the Employee by the Corporation for deliberate, willful or gross misconduct (“Misconduct”), as determined by the Corporation, the Option shall immediately terminate and shall not be exercisable. In the event of termination of employment of the Employee by the Employee other than as a result of death, permanent disability or retirement (in a circumstance in which Section 2(d) applies), the Option may be exercised by the Employee but only until the earlier of (i) the date that is thirty (30) days following such termination of employment or (ii) the Expiration Date, and only to the extent that the Option was vested and exercisable at the date of such termination of employment.

     3. Exercise of Option. The Option may be exercised by delivering to the Corporation at the office of the Corporate Secretary (i) a written notice, signed by the person entitled to exercise the Option, stating the designated number of shares such person then elects to purchase; provided, however, that in the discretion of the Corporation, notice sent through an approved electronic means may be substituted for a signed, written notice, (ii) payment in an amount equal to the full exercise price for the shares to be purchased, and (iii) in the event the Option is exercised by any person other than the Employee, such as the Employee’s Beneficiary, evidence satisfactory to the Corporation that such person has the right to exercise the Option. Payment of the exercise price shall be made (a) in cash, (b) in previously acquired shares of Common Stock of the Corporation, or (c) in any combination of cash and such shares. Shares tendered in payment of the exercise price which have been acquired through an exercise of a stock option must have been held at least six months prior to exercise of the Option and shall be valued at the Fair Market Value. Upon the exercise of the Option, the Corporation shall cause the shares in respect of which the Option shall have been so exercised to be issued and delivered by crediting such shares to a book-entry account for the benefit of the Employee or the Employee’s Beneficiary maintained by the Corporation’s stock transfer agent or its designee. The Employee does not have any rights as a shareholder in respect of any shares as to which the Option shall not have been duly exercised and no rights as a shareholder shall exist prior to the proper exercise of such Option.
     4. Prohibition Against Transfer; Designation of Beneficiary. The Option and rights granted by the Corporation under these Terms and Conditions and the Agreement are not transferable except to family members or trusts by will or by the laws of descent and distribution, provided that the Option may not be so transferred to family members or trusts except as permitted by applicable law or regulations. The Employee may designate a beneficiary or beneficiaries (the “Employee’s Beneficiary”) to exercise any rights or receive any benefits under Section 2(b) following the Employee’s death. To be effective, such designation must be made in accordance with such rules and on such form as prescribed by the Corporation for such purpose, which completed form must be received by the office of the Corporate Secretary prior to the Employee’s death. If the Employee fails to designate a beneficiary, or if no designated beneficiary survives the Employee’s death, the Employee’s estate shall be deemed the Employee’s Beneficiary. Without limiting the generality of the foregoing, except as aforesaid, the Option may not be sold, exchanged, assigned, transferred, pledged, hypothecated, encumbered or otherwise disposed of, shall not be assignable by operation of law, and shall not be subject to execution, attachment, charge, alienation or similar process. Any attempt to effect any of the foregoing shall be null and void and without effect.
     5. Employment by Corporation, Subsidiary or Successor; Termination or Cessation of Employment. For the purpose of these Terms and Conditions and the Agreement, (a) employment by the Corporation, any Subsidiary of or a successor to the Corporation shall be considered employment by the Corporation, and (b) references to “termination of employment,” “cessation of employment,” “ceases to be employed,” “ceases to be an Employee” or similar phrases shall mean the last day actually worked (as determined by the Corporation), and shall not include any notice period, or any period of severance or separation pay or pay continuation (whether required by law or custom or otherwise provided) following the last day actually worked.
     6. Miscellaneous. These Terms and Conditions and the other portions of the Agreement: (a) shall be binding upon and inure to the benefit of any successor to the Corporation; (b) shall be governed by the laws of the State of Delaware and any applicable laws of the United States; and (c) except as permitted under Sections 3.2, 12 and 13.6 of the Plan, may not be amended without the written consent of both the Corporation and the Employee. The Agreement shall not in any way interfere with or limit the right of the Corporation to terminate the Employee’s employment or service with the Corporation at any time, and no contract or right of employment shall be implied by these Terms and Conditions and the Agreement of which they form a part.
     7. Securities Law Requirement. The Corporation shall not be required to issue shares upon exercise of the Option unless and until: (a) such shares have been duly listed upon each stock exchange on which the Corporation’s Common Stock is then registered; and (b) a registration statement under the Securities Act of 1933 with respect to such shares is then effective.
     8. Non-Solicitation. In consideration of the grant of the Option to the Employee under these Terms and Conditions, the Employee agrees, by the acceptance of the Option, that for a period of twelve (12) months immediately following the date of termination of employment of the Employee, the Employee shall not directly or indirectly recruit or solicit for hire or hire, or assist in any manner in the recruitment, solicitation for hire or hiring of any employee or officer of the Corporation or its Subsidiaries, or in any way induce any such employee or officer to terminate his or her employment with the Corporation or its Subsidiaries.
     9. Board Committee Administration. The Board Committee shall have authority, subject to the express provisions of the Plan as in effect from time to time, to construe these Terms and Conditions and the Agreement and the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Board Committee necessary or desirable for the administration of the Plan. The Board Committee may correct any defect or supply any omission or reconcile any inconsistency in these Terms and Conditions and the Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.
     10. Incorporation of Plan Provisions. These Terms and Conditions and the Agreement are made pursuant to the Plan, the provisions of which are hereby incorporated by reference. Capitalized terms not otherwise defined herein have the meanings set forth for such terms in the Plan. In the event of a conflict between the terms of these Terms and Conditions and the Agreement and the Plan, the terms of the Plan shall govern.

4